Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc.
Reports Second Quarter Net Income of $3.1 Million or $0.30 per Diluted Share

Renton, Washington – July 26, 2018 - First Financial Northwest, Inc. (the "Company") (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the "Bank"), today reported net income for the quarter ended June 30, 2018, of $3.1 million, or $0.30 per diluted share, compared to net income of $6.8 million, or $0.66 per diluted share, for the quarter ended March 31, 2018, and $1.9 million, or $0.18 per diluted share, for the quarter ended June 30, 2017. For the six months ended June 30, 2018, net income was $9.9 million, or $0.96 per diluted share, compared to net income of $4.2 million, or $0.40 per diluted share, for the comparable six‑month period in 2017. The quarter ended March 31, 2018, benefited from the impact of $4.3 million in recoveries during the quarter, primarily relating to payment in full of loan balances previously charged off from two customers, including an additional $1.0 million in loan interest income, and the recognition of a $4.0 million recapture of provision for loan loss.

Net loans receivable totaled $989.3 million at June 30, 2018, compared to $991.1 million at March 31, 2018, and $861.7 million at June 30, 2017.  The average balance of net loans receivable totaled $997.1 million for the quarter ended June 30, 2018, compared to $985.8 million for the quarter ended March 31, 2018, and $844.9 million for the quarter ended June 30, 2017.

The Company recorded a $400,000 recapture of provision for loan losses in the quarter ended June 30, 2018, compared to a $4.0 million recapture of provision for loan losses in the quarter ended March 31, 2018, and a $100,000 provision for loan losses in the quarter ended June 30, 2017. The recapture of provision for loan losses in the most recent quarter was primarily due to a reduction in balances in construction loans outstanding. The recapture of provision in the quarter ended March 31, 2018, was due primarily to $4.3 million in recoveries received during that quarter of loans previously charged off, while the provision in the same quarter last year was primarily due to growth in net loans receivable, offset by payoffs and credit improvements to certain adversely graded loans.

"Loan paydowns slightly outpaced our loan origination activity during the quarter, slowing down our pace of growth for the year," stated Joseph W. Kiley III, President and Chief Executive Officer. "Average balances of loans outstanding were higher, however, helping to support our interest income in the quarter. Competition for loans and deposits remains strong and I am pleased with the efforts of our employees to expand relationships throughout the markets we serve," continued Kiley. "We opened our tenth branch office in April 2018 at The Junction in Bothell, which exceeded $500,000 in deposits at June 30, 2018. Also worth highlighting is the success of our Crossroads office in Bellevue that opened in June 2017. Our employees in this office have exceeded our expectations, growing deposit balances to $37 million in just twelve months of operations," concluded Kiley.

The following tables present an analysis of total deposits by branch office (unaudited):
	June 30, 2018
	Noninterest- bearing demand	Interest- bearing demand	Statement savings	Money market	Certificates of deposit, retail	Certificates of deposit, brokered	Total
			(Dollars in thousands)
King County:
Renton	$33,117	$17,899	$22,678	$201,264	$292,394	$-	$567,352
The Landing	2,161	777	56	11,667	7,924	-	22,585
Woodinville (1)	1,495	3,484	618	22,015	5,837	-	33,449
Bothell	44	45	1	502	-	-	592
Crossroads	964	5,352	91	23,492	7,552	-	37,451
Total King County	37,781	27,557	23,444	258,940	313,707	-	661,429

Snohomish County:
Mill Creek	1,499	2,800	909	12,282	6,788	-	24,278
Edmonds	5,189	2,231	42	15,393	6,210	-	29,065
Clearview (1)	3,690	3,138	1,134	7,127	1,682	-	16,771
Lake Stevens (1)	1,786	1,384	552	3,409	2,546	-	9,677
Smokey Point (1)	1,509	2,121	516	7,391	4,507	-	16,044
Total Snohomish County	13,673	11,674	3,153	45,602	21,733	-	95,835

Total retail deposits	51,454	39,231	26,597	304,542	335,440	-	757,264
Brokered deposits	-	-	-	-	-	75,488	75,488
Total deposits	$51,454	$39,231	$26,597	$304,542	$335,440	$75,488	$832,752
(1) Balance of retail certificates of deposit for acquired branches are net of an aggregate fair value adjustment of $80,000.

	March 31, 2018
	Noninterest- bearing demand	Interest- bearing demand	Statement savings	Money market	Certificates of deposit, retail	Certificates of deposit, brokered	Total
			(Dollars in thousands)
King County:
Renton	$31,945	$19,620	$22,637	$228,134	$294,434	$-	$596,770
The Landing	3,176	980	59	11,571	8,096	-	23,822
Woodinville (1)	1,617	3,431	711	19,744	8,112	-	33,615
Bothell	31	-	-	-	-	-	31
Crossroads	1,074	6,388	82	25,104	7,006	-	39,654
Total King County	37,843	30,419	23,489	284,553	317,648	-	693,952

Snohomish County:
Mill Creek	1,395	2,314	710	14,814	6,313	-	25,546
Edmonds	1,632	1,305	45	17,619	5,747	-	26,348
Clearview (1)	3,881	3,225	1,080	7,408	1,734	-	17,328
Lake Stevens (1)	1,517	1,359	517	3,131	2,645	-	9,169
Smokey Point (1)	1,867	2,182	547	6,983	3,819	-	15,398
Total Snohomish County	10,292	10,385	2,899	49,955	20,258	-	93,789

Total retail deposits	48,135	40,804	26,388	334,508	337,906	-	787,741
Brokered deposits	-	-	-	-	-	75,488	75,488
Total deposits	$48,135	$40,804	$26,388	$334,508	$337,906	$75,488	$863,229
(1) Balance of retail certificates of deposit for acquired branches are net of an aggregate fair value adjustment of $93,000.

Additional noteworthy items for the quarter ended June 30, 2018:
•	Net loans receivable decreased slightly to $989.3 million at June 30, 2018, from $991.1 million at March 31, 2018, but up from $861.7 million at June 30, 2017.
•
Deposits were $832.8 million at June 30, 2018, compared to $863.2 million at March 31, 2018, and $735.6 million at June 30, 2017. With reduced loan growth due primarily to higher than usual payoffs, certain higher cost deposits were allowed to run off in the most recent quarter. Checking deposits, however, increased to $90.7 million at June 30, 2018, compared to $88.9 million at March 31, 2018, and $56.2 million at June 30, 2017. Competition for deposits in our markets remained strong.

•
The Company's book value per share was $13.97 at June 30, 2018, compared to $13.80 at March 31, 2018, and $13.00 at June 30, 2017. Tangible book value per share was $13.78 at June 30, 2018, compared to $13.60 at March 31, 2018, and $13.00 at June 30, 2017.

•	The Bank's Tier 1 leverage and total capital ratios at June 30, 2018, were 10.2% and 14.5%, respectively, compared to 10.4% and 14.4% at March 31, 2018, and 11.5% and 15.2% at June 30, 2017.
Based on management's evaluation of the adequacy of the Allowance for Loan and Lease Losses ("ALLL"), there was a $400,000 recapture of provision for loan losses for the quarter ended June 30, 2018. The following items contributed to this recapture of provision during the quarter:
•	The Company's net loans receivable decreased slightly during the quarter to $989.3 million at June 30, 2018, from $991.1 million at March 31, 2018.
•
Construction/land development loans outstanding, net of LIP, declined to $98.2 million at June 30, 2018, compared to $117.6 million at March 31, 2018, reducing the amounts necessary in the ALLL, as there is a higher ALLL allocation to this segment of loans.

•	Nonperforming loans declined to $164,000 at June 30, 2018, compared to $175,000 at March 31, 2018, and $583,000 at June 30, 2017.
•	Nonperforming loans as a percentage of total loans remained low at 0.02% at both June 30, 2018, and March 31, 2018, compared to 0.07% at June 30, 2017.
The ALLL represented 1.27% of total loans receivable, net of undisbursed funds, at June 30, 2018, compared to 1.31% at March 31, 2018, and 1.29% at June 30, 2017.

The following table presents a breakdown of our nonperforming assets (unaudited):
	Jun 30,	Mar 31,	Jun 30,	Three Month	One Year
	2018	2018	2017	Change	Change
	(Dollars in thousands)
Nonperforming loans:
One-to-four family residential	$116	$125	$528	$(9)	$(412)
Consumer	48	50	55	(2)	(7)
Total nonperforming loans	164	175	583	(11)	(419)

Other real estate owned ("OREO")	483	483	1,825	-	(1,342)

Total nonperforming assets (1)	$647	$658	$2,408	$(11)	$(1,761)

Nonperforming assets as a
percent of total assets	0.05%	0.05%	0.22%
(1) The difference between nonperforming assets reported above, and the totals reported by other industry sources, is due to their inclusion of all Troubled Debt Restructured Loans ("TDRs") as nonperforming loans, although 100% of our TDRs were performing in accordance with their restructured terms at June 30, 2018.

The decrease in OREO over the past year, as shown in the table above, is primarily due to the Bank's continued efforts to actively market its OREO properties in an effort to minimize holding costs. There were $532,000 in delinquent loans (loans over 30 days past due) at June 30, 2018, compared to $225,000 in delinquent loans at March 31, 2018, and $85,000 at June 30, 2017.

In circumstances where a customer is experiencing significant financial difficulties, the Company may elect to restructure the loan so the customer can continue to make payments while minimizing the potential loss to the Company. Such restructures must be classified as TDRs.

The following table presents a breakdown of our TDRs (unaudited):
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Three Month Change	One Year Change
	(Dollars in thousands)
Nonperforming TDRs:
One-to-four family residential	$–	$–	$106	$–	$(106)
Total nonperforming TDRs	–	–	106	–	(106)

Performing TDRs:
One-to-four family residential	9,990	11,904	19,152	(1,914)	(9,162)
Multifamily	1,122	1,128	1,146	(6)	(24)
Commercial real estate	2,624	3,173	3,660	(549)	(1,036)
Consumer	43	43	43	–	–
Total performing TDRs	13,779	16,248	24,001	(2,469)	(10,222)

Total TDRs	$13,779	$16,248	$24,107	$(2,469)	$(10,328)

Net interest income for the quarter ended June 30, 2018, was $10.1 million, compared to $11.0 million for the quarter ended March 31, 2018, and $9.0 million in the quarter ended June 30, 2017. The decline in net interest income from the first quarter of 2018, was due primarily to the decline in total interest income, as discussed below, while the increase compared to the quarter ended June 30, 2017, was due primarily to the Company's growth in loans receivable, partially offset by higher balances of interest-bearing liabilities and a higher cost of funds.

Total interest income was $13.6 million for the quarter ended June 30, 2018, compared to $14.1 million for the quarter ended March 31, 2018, and $11.3 million for the quarter ended June 30, 2017. The decrease from the previous quarter was due to the recognition of $1.0 million in interest income related to payments received on interest owed on the balances of previously charged off loans during the first quarter of 2018, partially offset by an increase during the current quarter in average loan receivables to $997.1 million from $985.8 million for the quarter ended March 31, 2018. The increase in total interest income from the second quarter of 2017 was due primarily to the growth in average loan balances from $844.9 million last year.

Total interest expense was $3.5 million for the quarter ended June 30, 2018, compared to $3.1 million for the quarter ended March 31, 2018, and $2.3 million for the quarter ended June 30, 2017. The higher level of interest expense in the most recent two quarters compared to the quarter ended June 30, 2017, was the result of higher short term market interest rates as a result of actions taken by the Federal Open Market Committee ("FOMC") that adversely impacted our cost of deposits and cost of borrowings. Advances from the Federal Home Loan Bank ("FHLB") totaled $224.0 million at June 30, 2018, compared to $200.0 million at March 31, 2018, and $191.5 million at June 30, 2017. The Bank borrows from the FHLB primarily to supplement its deposit gathering efforts when needed to support asset growth. The average cost of FHLB advances and other borrowings was 1.92% for the quarter ended June 30, 2018, compared to 1.66% for the quarter ended March 31, 2018, and 1.24% for the quarter ended June 30, 2017. Brokered certificates of deposit totaled $75.5 million at June 30, 2018, March 31, 2018, and June 30, 2017.

The following table presents a breakdown of our total deposits (unaudited):
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Three Month Change	One Year Change
Deposits:	(Dollars in thousands)
Noninterest-bearing	$51,454	$48,135	$35,126	$3,319	$16,328
Interest-bearing demand	39,231	40,804	21,059	(1,573)	18,172
Statement savings	26,597	26,388	26,668	209	(71)
Money market	304,542	334,508	232,206	(29,966)	72,336
Certificates of deposit, retail (1)	335,440	337,906	345,028	(2,466)	(9,588)
Certificates of deposit, brokered	75,488	75,488	75,488	-	-
Total deposits	$832,752	$863,229	$735,575	$(30,477)	$97,177
(1) Balance of retail certificates of deposit for acquired branches are net of an aggregate fair value adjustment of $80,000 at June 30, 2018, and $93,000 at March 31, 2018.

Our net interest margin was 3.50% for the quarter ended June 30, 2018, compared to 3.88% for the quarter ended March 31, 2018, and 3.60% for the quarter ended June 30, 2017. The change between quarters was primarily attributed to the additional $1.0 million in interest income from previously charged-off loans recognized in the quarter ended March 31, 2018, as discussed above. The decrease from the year ago period relates to a narrowing of our net interest margin between periods, primarily due to a 15.8% growth in average interest-bearing liabilities and an increase in the average cost of interest-bearing liabilities to 1.37% from 1.07%.

Noninterest income for the quarter ended June 30, 2018, totaled $663,000 compared to $646,000 for the quarter ended March 31, 2018, and $731,000 for the quarter ended June 30, 2017. The increase from the first quarter of 2018 was due primarily to an increase in wealth management revenue and deposit related fees, partially offset by a decline in income from bank owned life insurance ("BOLI") and loan related fees. Noninterest income for the quarter ended June 30, 2018, was also impacted by a $21,000 net loss on sale of investments as we elected to sell certain securities and replace them with investments that are expected to perform better in a rising rate environment.

Noninterest expense for the quarter ended June 30, 2018, increased to $7.5 million from $7.0 million in the quarter ended March 31, 2018, and $6.8 million in the quarter ended June 30, 2017. The increase in noninterest expense in the current quarter compared to the prior quarter was due primarily to higher salaries and employee benefits expense (including accruals for incentive compensation), professional fees, and occupancy and equipment, partially offset by lower regulatory assessments and marketing expense. The increase from the prior year period was due primarily to growth in the Bank's number of locations in the past year.

The Company's federal income tax provision was $603,000 for the quarter ended June 30, 2018, compared to $1.8 million for the quarter ended March 31, 2018, and $924,000 for the quarter ended June 30, 2017. Both the June 30, 2018, and June 30, 2017, periods benefited from stock option exercises that resulted in significantly lower federal income tax provisions than the quarter ended March 31, 2018, when no such stock option exercise activity occurred. The stock option exercises occurred at prices higher than originally estimated, resulting in higher allowable expense recognition for tax purposes in both the current and year ago quarterly periods. The Company's federal income tax provision during 2018 also benefitted from the impact of the Tax Cuts and Jobs Act enacted December 31, 2017, which lowered the corporate income tax rate from 35% to 21%.

First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank; an FDIC insured Washington State chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through 10 full-service banking offices. We are a part of the ABA NASDAQ Community Bank Index and the Russell 2000 Index. For additional information about us, please visit our website at ffnwb.com and click on the "Investor Relations" link at the bottom of the page.

Forward-looking statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2018 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)
Assets	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Three Month Change	One Year Change

Cash on hand and in banks	$9,017	$6,595	$7,418	36.7%	21.6%
Interest-earning deposits	14,056	13,954	10,996	0.7	27.8
Investments available-for-sale, at fair value	138,055	142,872	133,951	(3.4)	3.1
Loans receivable, net of allowance of $12,754, $13,136, and $11,285, respectively	989,256	991,138	861,672	(0.2)	14.8
Federal Home Loan Bank ("FHLB") stock, at cost	10,410	9,450	8,902	10.2	16.9
Accrued interest receivable	4,084	3,981	3,165	2.6	29.0
Deferred tax assets, net	1,296	1,362	2,620	(4.8)	(50.5)
Other real estate owned ("OREO")	483	483	1,825	0.0	(73.5)
Premises and equipment, net	21,436	21,208	19,501	1.1	9.9
Bank owned life insurance ("BOLI")	29,501	29,276	28,721	0.8	2.7
Prepaid expenses and other assets	4,391	3,922	2,937	12.0	49.5
Goodwill	889	889	-	0.0	n/a
Core deposit intangible	1,191	1,228	-	(3.0)	n/a
Total assets	$1,224,065	$1,226,358	$1,081,708	(0.2)%	13.2%

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing deposits	$51,454	$48,135	$35,126	6.9%	46.5%
Interest-bearing deposits	781,298	815,094	700,449	(4.1)	11.5
Total Deposits	832,752	863,229	735,575	(3.5)	13.2
Advances from the FHLB	224,000	200,000	191,500	12.0	17.0
Advance payments from borrowers for taxes and insurance	2,545	4,478	2,183	(43.2)	16.6
Accrued interest payable	570	270	286	111.1	99.3
Other liabilities	11,644	9,626	8,650	21.0	34.6
Total liabilities	1,071,511	1,077,603	938,194	(0.6)	14.2

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or
outstanding	$-	$-	$-	n/a	n/a
Common stock, $0.01 par value; authorized 90,000,000 shares; issued and outstanding shares 10,916,556 at June 30, 2018, 10,779,424 at March 31, 2018, and
11,041,865 shares at June 30, 2017	109	108	110	0.9%	(0.9)%
Additional paid-in capital	96,344	94,527	98,469	1.9	(2.2)
Retained earnings, substantially restricted	63,042	60,767	51,844	3.7	21.6
Accumulated other comprehensive loss, net of tax	(2,145)	(1,568)	(984)	36.8	118.0
Unearned Employee Stock Ownership Plan ("ESOP") shares	(4,796)	(5,079)	(5,925)	(5.6)	(19.1)
Total stockholders' equity	152,554	148,755	143,514	2.6	6.3
Total liabilities and stockholders' equity	$1,224,065	$1,226,358	$1,081,708	(0.2)%	13.2%

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)
	Quarter Ended
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Three Month Change	One Year Change
Interest income
Loans, including fees	$12,429	$13,042	$10,352	(4.7)%	20.1%
Investments available-for-sale	1,010	929	887	8.7	13.9
Interest-earning deposits with banks	44	38	42	15.8	4.8
Dividends on FHLB Stock	105	104	62	1.0	69.4
Total interest income	13,588	14,113	11,343	(3.7)	19.8
Interest expense
Deposits	2,435	2,276	1,776	7.0	37.1
FHLB advances and other borrowings	1,024	853	570	20.0	79.6
Total interest expense	3,459	3,129	2,346	10.5	47.4
Net interest income	10,129	10,984	8,997	(7.8)	12.6
(Recapture of provision) provision for loan losses	(400)	(4,000)	100	(90.0)	(500.0)
Net interest income after (recapture of provision) provision for loan losses	10,529	14,984	8,897	(29.7)	18.3

Noninterest income
Net (loss) gain on sale of investments	(21)	-	56	n/a	(137.5)
BOLI income	224	249	116	(10.0)	93.1
Wealth management revenue	156	99	307	57.6	(49.2)
Deposit related fees	175	161	94	8.7	86.2
Loan related fees	126	134	155	(6.0)	(18.7)
Other	3	3	3	0.0	0.0
Total noninterest income	663	646	731	2.6	(9.3)

Noninterest expense
Salaries and employee benefits	4,931	4,662	4,409	5.8	11.8
Occupancy and equipment	829	769	579	7.8	43.2
Professional fees	442	328	482	34.8	(8.3)
Data processing	351	324	519	8.3	(32.4)
OREO related expenses (reimbursements), net	2	1	(20)	100.0	(110.0)
Regulatory assessments	110	155	112	(29.0)	(1.8)
Insurance and bond premiums	154	106	98	45.3	57.1
Marketing	77	107	52	(28.0)	48.1
Other general and administrative	591	575	605	2.8	(2.3)
Total noninterest expense	7,487	7,027	6,836	6.5	9.5
Income before federal income tax provision	3,705	8,603	2,792	(56.9)	32.7
Federal income tax provision	603	1,761	924	(65.8)	(34.7)
Net income	$3,102	$6,842	$1,868	(54.7)%	66.1%

Basic earnings per share	$0.30	$0.67	$0.18
Diluted earnings per share	$0.30	$0.66	$0.18
Weighted average number of common shares outstanding	10,271,432	10,210,828	10,363,345
Weighted average number of diluted shares outstanding	10,405,949	10,336,566	10,500,829

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)
	Six Months Ended
	June 30,
	2018	2017	One Year Change
Interest income
Loans, including fees	$25,472	$20,379	25.0%
Investments available-for-sale	1,939	1,732	12.0
Interest-earning deposits with banks	82	86	(4.7)
Dividends on FHLB Stock	208	144	44.4
Total interest income	27,701	22,341	24.0
Interest expense
Deposits	4,711	3,467	35.9
FHLB advances and other borrowings	1,877	1,015	84.9
Total interest expense	6,588	4,482	47.0
Net interest income	21,113	17,859	18.2
(Recapture of provision) provision for loan losses	(4,400)	300	(1,566.7)
Net interest income after (recapture of provision) provision for loan losses	25,513	17,559	45.3

Noninterest income
Net (loss) gain on sale of investments	(21)	56	(137.5)
BOLI	473	317	49.2
Wealth management revenue	255	447	(43.0)
Deposit related fees	336	165	103.6
Loan related fees	260	275	(5.5)
Other	6	6	0.0
Total noninterest income	1,309	1,266	3.4

Noninterest expense
Salaries and employee benefits	9,593	8,694	10.3
Occupancy and equipment	1,598	1,059	50.9
Professional fees	770	921	(16.4)
Data processing	675	759	(11.1)
OREO related expenses, net	3	20	(85.0)
Regulatory assessments	265	208	27.4
Insurance and bond premiums	260	197	32.0
Marketing	184	100	84.0
Other general and administrative	1,166	946	23.3
Total noninterest expense	14,514	12,904	12.5
Income before federal income tax provision	12,308	5,921	107.9
Federal income tax provision	2,364	1,709	38.3
Net income	$9,944	$4,212	136.1%

Basic earnings per share	$0.97	$0.41
Diluted earnings per share	$0.96	$0.40
Weighted average number of common shares outstanding	10,241,297	10,341,654
Weighted average number of diluted shares outstanding	10,372,474	10,503,023

The following table presents a breakdown of our loan portfolio (unaudited):

	June 30, 2018		March 31, 2018		June 30, 2017
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial real estate:
Residential:
Micro-unit apartments	$14,204	1.3%	$14,266	1.3%	$5,580	0.6%
Other multifamily	180,649	16.7	176,126	16.2	120,304	12.5
Total multifamily	194,853	18.0	190,392	17.5	125,884	13.1

Non-residential:
Office	99,739	9.2	107,966	9.9	95,256	9.9
Retail	141,451	13.1	131,978	12.1	99,482	10.3
Mobile home park	15,655	1.4	20,783	1.9	21,851	2.3
Warehouse	28,185	2.6	22,611	2.1	21,491	2.2
Storage	30,383	2.8	32,031	2.9	35,121	3.6
Other non-residential	56,820	5.2	51,405	4.7	44,017	4.6
Total non-residential	372,233	34.3	366,774	33.6	317,218	32.9

Construction/land development:
One-to-four family residential	85,218	7.9	97,779	9.0	76,404	7.9
Multifamily	75,433	7.0	85,773	7.9	123,497	12.8
Commercial	5,735	0.5	5,735	0.5	1,100	0.1
Land development	12,911	1.2	13,299	1.2	39,012	4.1
Total construction/land development	179,297	16.6	202,586	18.6	240,013	24.9

One-to-four family residential:
Permanent owner occupied	169,275	15.6	162,544	14.9	137,816	14.3
Permanent non-owner occupied	134,297	12.4	133,351	12.2	118,816	12.3
Total one-to-four family residential	303,572	28.0	295,895	27.1	256,632	26.6

Business:
Aircraft	9,978	0.9	10,514	1.0	6,235	0.7
Other business	12,143	1.1	13,723	1.2	8,971	0.9
Total business	22,121	2.0	24,237	2.2	15,206	1.6

Consumer	12,329	1.1	11,131	1.0	9,031	0.9
Total loans	1,084,405	100.0%	1,091,015	100.0%	963,984	100.0%
Less:
Loans in Process ("LIP")	81,616		85,576		88,475
Deferred loan fees, net	779		1,165		2,552
ALLL	12,754		13,136		11,285
Loans receivable, net	$989,256		$991,138		$861,672

Concentrations of credit: (1)
Construction loans as % of total capital	73.5%		84.9%		115.3%
Total non-owner occupied commercial real estate as % of total capital	475.2%		484.8%		443.0%
(1) Concentrations of credit percentages are for First Financial Northwest Bank only using classifications in accordance with FDIC guidelines.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures

	At or For the Quarter Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2018	2018	2017	2017	2017
	(Dollars in thousands, except per share data)
Performance Ratios:
Return on assets	1.01%	2.28%	0.80%	0.66%	0.70%
Return on equity	8.28	19.16	6.70	5.13	5.22
Dividend payout ratio	26.67	10.47	29.17	38.89	38.89
Equity-to-assets ratio	12.46	12.13	11.79	12.10	13.27
Tangible equity ratio	12.31	11.98	11.63	11.92	13.27
Interest rate spread	3.33	3.73	3.51	3.38	3.47
Net interest margin	3.50	3.88	3.65	3.53	3.60
Average interest-earning assets to average interest-bearing liabilities	114.21	113.46	113.32	114.08	114.29
Efficiency ratio	69.38	60.42	66.69	67.64	70.27
Noninterest expense as a percent of average total assets	2.44	2.34	2.34	2.42	2.57
Book value per common share	$13.97	$13.80	$13.27	$13.08	$13.00
Tangible book value per share	13.78	13.60	13.07	12.86	13.00

Capital Ratios: (1)
Tier 1 leverage ratio	10.22%	10.44%	10.20%	10.80%	11.46%
Common equity tier 1 capital ratio	13.21	13.13	12.52	12.95	13.94
Tier 1 capital ratio	13.21	13.13	12.52	12.95	13.94
Total capital ratio	14.47	14.38	13.77	14.20	15.19

Asset Quality Ratios: (2)
Nonperforming loans as a percent of total loans	0.02%	0.02%	0.02%	0.02%	0.07%
Nonperforming assets as a percent of total assets	0.05	0.05	0.05	0.17	0.22
ALLL as a percent of total loans	1.27	1.31	1.28	1.28	1.29
ALLL as a percent of nonperforming loans	7,776.83	7,508.90	7,196.65	6,545.95	1,935.68
Net (recoveries) charge-offs to average loans receivable, net	(0.00)	(0.43)	(0.20)	(0.04)	(0.00)

Allowance for Loan Losses:
ALLL, beginning of the quarter	$13,136	$12,882	$12,110	$11,285	$11,158
(Recapture of provision) provision	(400)	(4,000)	(1,200)	500	100
Charge-offs	-	-	-	-	-
Recoveries	18	4,254	1,972	325	27
ALLL, end of the quarter	$12,754	$13,136	$12,882	$12,110	$11,285
(1) Capital ratios are for First Financial Northwest Bank only.
(2) Loans are reported net of undisbursed funds.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures

	At or For the Quarter Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2018	2018	2017	2017	2017
	(Dollars in thousands, except per share data)
Yields and Costs:
Yield on loans	5.00%	5.37%	5.05%	4.95%	4.91%
Yield on investments available-for-sale	2.87	2.65	2.52	2.59	2.69
Yield on interest-earning deposits	1.48	1.32	1.23	1.27	1.00
Yield on FHLB stock	4.21	4.40	3.42	2.91	2.89
Yield on interest-earning assets	4.70	4.98	4.67	4.51	4.54

Cost of deposits	1.22	1.15	1.08	1.05	1.03
Cost of borrowings	1.92	1.66	1.46	1.40	1.24
Cost of interest-bearing liabilities	1.37	1.25	1.16	1.13	1.07

Average Balances:
Loans	$997,059	$985,799	$963,097	$879,075	$844,853
Investments available-for-sale	141,035	142,236	141,962	132,959	132,375
Interest-earning deposits	11,927	11,717	13,843	33,854	16,831
FHLB stock	10,004	9,593	9,859	9,126	8,616
Total interest-earning assets	$1,160,025	$1,149,345	$1,128,761	$1,055,014	$1,002,675

Deposits	$801,852	$804,451	$780,671	$727,702	$692,922
Borrowings	213,857	208,544	215,418	197,098	184,357
Total interest-bearing liabilities	$1,015,709	$1,012,995	$996,089	$924,800	$877,279

Average assets	$1,229,341	$1,218,418	$1,199,774	$1,120,176	$1,066,477
Average stockholders' equity	$150,243	$144,786	$142,390	$143,975	$143,643

Non-GAAP Financial Measures

In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP"), this earnings release contains non-GAAP financial measures of the tangible equity ratio and tangible book value. The Company's intangible assets consist of goodwill and core deposit intangible. Tangible equity is calculated by subtracting intangible assets from total stockholder's equity. Tangible assets is calculated by subtracting intangible assets from total assets. The tangible equity ratio is tangible equity divided by tangible assets. Tangible book value per share is calculated by dividing tangible equity by the number of common shares outstanding. The Company believes that these non-GAAP measures provide a more consistent presentation of our capital and facilitate peer comparison that is desired by investors.

Non-GAAP financial measures have limitations, are not audited and should only be used in conjunction with the other measures in this earnings release that are presented in accordance with GAAP.
The following table provides a reconciliation between the GAAP and non-GAAP measures:

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
	(Dollars in thousands)
Total stockholders' equity	$152,554	$148,755	$142,634	$140,760	$143,514
Less:
Goodwill	889	889	889	979	-
Core deposit intangible	1,191	1,228	1,266	1,304	-
Tangible equity	$150,474	$146,638	$140,479	$138,477	$143,514

Total assets	1,224,065	1,226,358	1,210,229	1,163,578	1,081,708
Less:
Goodwill	889	889	889	979	-
Core deposit intangible	1,191	1,228	1,266	1,304	-
Tangible assets	$1,221,985	$1,224,241	$1,208,074	$1,161,295	$1,081,708

Common shares outstanding at period end	10,916,556	10,779,424	10,748,437	10,763,915	11,041,865

Equity to assets ratio	12.46%	12.13%	11.79%	12.10%	13.27%
Tangible equity ratio	12.31%	11.98%	11.63%	11.92%	13.27%
Book value per share	$13.97	$13.80	$13.27	$13.08	$13.00
Tangible book value per share	$13.78	$13.60	$13.07	$12.86	$13.00